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                                    [LOGO]

              Proxy solicited on behalf of the Board of Directors

The signatory hereby appoints Robert C. Bramlette, or his substitutes with full power of substitution, as attorney and proxy to vote all shares of common stock which the signatory is entitled to vote, with all powers which the signatory would possess if personally present, at the Special Meeting of Stockholders of Leapnet, Inc. (and any adjournment thereof) to be held at 420 W. Huron Street, Chicago, Illinois 60610, on May 1, 2000 at 10:00 a.m., upon the matters referred to on the reverse side and, in his discretion, upon such other matters as may properly come before the Meeting.

This Proxy when properly executed will be voted as directed. If no direction is specified this Proxy will be voted FOR the issuance of shares pursuant to the merger with SPR, and FOR amendment of the Company's Employee Incentive Compensation Plan. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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                           . FOLD AND DETACH HERE .

                                               Special
                                               Meeting of
                                               Stockholders
Admission Ticket
                                               Monday, May 1, 2000
                                               10:00 a.m. Chicago Time
    [LOGO]
                                               420 W. Huron Street,
                                               Chicago, Illinois, 60610

                  PLEASE PRESENT THIS ORIGINAL FOR ADMISSION.
                       PHOTOCOPIES WILL NOT BE ACCEPTED.
                      YOU MAY BE ASKED FOR IDENTIFICATION
                           AT THE TIME OF ADMISSION.

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[X] Please mark your votes as in this example.                              8598

     This proxy when properly executed will be voted as directed. If no direction is specified this proxy will be voted as recommended by the Board of Directors.

        The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Issuance of shares of Leapnet, Inc. common stock to
   the shareholders of SPR, Inc., in the merger of
   Brassie Corporation, a wholly owned subsidiary of
   Leapnet, Inc., with and into SPR. Under the merger
   agreement, each outstanding share of SPR common stock
   will convert into the right to receive 1.085 shares
   of Leapnet common stock and SPR will become a             FOR AGAINST ABSTAIN
   subsidiary of Leapnet.                                    [_]   [_]     [_]

2. Amendment to Leapnet's Employee Incentive Compensation
   Plan to increase the number of shares of common stock
   authorized for issuance under the plan by an additional
   5,000,000 shares to 10,000,000 shares.                    [_]   [_]     [_]


In their discretion, the persons named in the enclosed form of Proxy and acting thereunder are authorized to vote on such other matters as may properly come before the Meeting, including, among other things, consideration of a motion to adjourn the Special Meeting to another time or place. The persons named in the enclosed form of Proxy and acting thereunder will have discretion to vote for those matters in accordance with their best judgment to the same extent as the person signing the Proxy would be entitled to vote. The Company does not currently anticipate that any other matters will be raised at the Special Meeting.

                                                                    YES   NO
I will be attending the Special Meeting to be held on May 1, 2000.  [_]   [_]


SIGNATURE(S)                                    DATE
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            Please sign exactly as your name appears. Joint owners should each sign. Where applicable, indicate your official position or representation capacity.

The signatory hereby acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement.

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 IMPORTANT: THIS IS YOUR PROXY CARD: CAREFULLY FOLD AND TEAR ALONG PERFORATION.

                    PLEASE SIGN AND RETURN THIS PROXY CARD
                       PROMPTLY IN THE ENCLOSED ENVELOPE

                                [LEAPNET LOGO]

To Our Stockholders:

Whether or not you are able to attend the Special Meeting of Stockholders, it is important that your shares be represented. Accordingly, please complete and sign the Proxy Voting Card printed above, tear at the perforation, and mail the card in the enclosed postage-paid envelope addressed to Leapnet, Inc., c/o First Chicago Trust Company, a division of EquiServe.
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